EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.  003-46097, 033-56115, 333-67391, 333-123368 and 333-162796) of Cummins Inc. of our report dated February 24, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, IN
February 24, 2011